Execution Version

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of October 10, 2007 (this “Amendment No. 1”), to the Fourth Amended and Restated Loan Agreement dated as of June 20, 2006 (as amended, the “Loan Agreement”), among Vitesse Semiconductor Corporation and the other Borrowers party thereto (each, a “Borrower” and together, the “Borrowers”), the Lenders party thereto from time to time (the “Lenders”), and Obsidian, LLC, as Agent and Collateral Agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, the Agent delivered to the Borrowers a certain letter dated August 22, 2007 (as amended, the “Consent Letter”), whereby the Agent and the Lenders consented to (i) a sale of the Borrowers’ storage products division to Maxim Integrated Products, Inc. on the terms set forth in the Consent Letter and (ii) certain uses of the proceeds from such sale, all on terms and subject to conditions set forth therein;

WHEREAS, pursuant to the Consent Letter, in the event that the Obligations are not repaid in full on the Closing Date (as the term is defined in the Consent Letter, the “Sale Closing Date”), the Agent and the Lenders are entitled to receive a certain consent fee (the “Consent Fee”) and to make certain amendments the Loan Agreement; and

WHEREAS, the Borrowers and the Agent (at the direction of the Required Lenders) wish (i) to set forth the terms of the Consent Fee and (ii) to amend the Loan Agreement, all on terms and subject to conditions set forth in this Amendment No. 1.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. CONSENT FEE.

As payment in full of the Consent Fee, Vitesse shall issue to each of the Lenders, on the first Business Day after the Sale Closing Date (the “Amendment Effective Date”), warrants in the allocations set forth on Annex I hereto and in substantially the form attached hereto as Exhibit A (the “Warrants”); provided that Vitesse shall not be required to issue the Warrants if, by 1:00 pm Los Angeles time on the Amendment Effective Date, all of the Obligations (including without limitation, accrued and unpaid cash and PIK interest and the Make-Whole Amount with respect to all of the Loans) have been prepaid in full.

II. AMENDMENTS.

Section 2.1. Amendments to Section 1.1 of the Loan Agreement.

(a)    Section 1.1 of the Loan Agreement is hereby amended by deleting and replacing, or adding thereto, as the case may be, the following definitions in proper alphabetical order:

“Amendment No. 1” means that certain Amendment No. 1, dated as of October 10, 2007, by and among the Borrowers, the Agent and the Lenders party thereto.

“Mellanox Assets” means Stock of Mellanox Technologies, Ltd. owned by any Borrower or any Subsidiary thereof as of the date of Amendment No. 1.

“Permitted Encumbrances” means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; (c) Liens incurred in connection with the grant of Cash or Cash Equivalents collateral by any Borrower to secure the issuance of a Letter of Credit; (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (e) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Borrower; and (f) Liens set forth on Schedule 5.10.

“TTM Projected Revenue” means, at any date of determination, the projected consolidated revenue for the Borrowers and their Subsidiaries for the most recently completed twelve months as set forth in the applicable Projections delivered pursuant to Section 8.1(q); provided that (A) for the Fiscal Quarter ended on or about December 31, 2007, “TTM Projected Revenue” shall mean four times the projected consolidated revenue for the Borrowers and their Subsidiaries for such Fiscal Quarter as set forth in the applicable Projections delivered pursuant to Section 8.1(q), (B) for the Fiscal Quarter ended on or about March 31, 2008, “TTM Projected Revenue” shall mean two times the projected consolidated revenue for the Borrowers and their Subsidiaries for the two Fiscal Quarters ended on or about March 31, 2008 as set forth in the applicable Projections delivered pursuant to Section 8.1(q), and (C) for the Fiscal Quarter ended on or about June 30, 2008, “TTM Projected Revenue” shall mean four thirds of the projected consolidated revenue for the Borrowers and their Subsidiaries for the three Fiscal Quarters ended on or about June 30, 2008 as set forth in the applicable Projections delivered pursuant to Section 8.1(q).

“Revenue Covenant Ratio” means, at any date of determination, the ratio of TTM Revenue as of such date of determination divided by TTM Projected Revenue as of such date of determination. The calculation will not be affected by subsequent changes in GAAP so long as the method for calculating TTM Projected Revenue is the same as that used in calculating the TTM Revenue each quarter.

“TTM Revenue” means, at any date of determination, the consolidated revenue for the Borrowers and their Subsidiaries for the most recently completed twelve months; provided that (A) for the Fiscal Quarter ended on or about December 31, 2007, “TTM Revenue” shall mean four times the consolidated revenue for the Borrowers and their Subsidiaries for such Fiscal Quarter, (B) for the Fiscal Quarter ended on or about March 31, 2008, “TTM Revenue” shall mean two times the consolidated revenue for the Borrowers and their Subsidiaries for the two Fiscal Quarters ended on or about March 31, 2008, and (C) for the Fiscal Quarter ended on or about June 30, 2008, “TTM Revenue” shall mean four thirds of the consolidated revenue for the Borrowers and their Subsidiaries for the three Fiscal Quarters ended on or about June 30, 2008.

(b)          Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of New Revolver.

Section 2.2. Amendments to Section 8.1 of the Loan Agreement.

(a)          The first sentence of Section 8.1(e) and the first sentence of Section 8.1(f) are each hereby amended by adding the following subclause (iv) to the end of each such sentence:

“and (iv) a schedule calculating TTM Revenue, TTM Projected Revenue and the Revenue Covenant Ratio as of the end of such Fiscal Quarter and stating whether the Borrowers are in compliance as of such time with the provisions of Section 10.22”.

(b)          Section 8.1(q) is hereby amended and restated in full by deleting the phrase “no later than sixty (60) days after the end of each Fiscal Year” and replacing it with the phrase “no later than sixty (60) days after the start of each Fiscal Year”.

Section 2.3. Amendments to Section 10.1 of the Loan Agreement. Section 10.1 of the Loan Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“10.1 Indebtedness.

Directly or indirectly create, incur, assume, guaranty, or otherwise become directly or indirectly liable for, on a fixed or contingent basis, any Indebtedness except: (a) the Obligations; (b) intercompany Indebtedness owing from a Borrower to a Borrower, provided that such Indebtedness is subordinated in right of payment to the Obligations; (c) Indebtedness secured by purchase money Liens and under Capital Leases arising or entered into after the Closing Date not to exceed $10,500,000, minus the aggregate amount of all such Indebtedness outstanding on the Closing Date, in the aggregate at any time outstanding for all Borrowers; (d) Indebtedness existing on the Closing Date and described on part (a) of Schedule 10.1 and any Permitted Refinancing thereof; (e) Indebtedness incurred in connection with any hedging transaction which is entered into to hedge the interest rate risk under this Agreement (provided that such hedging transaction has been approved and consented to in writing by the

Agent); and (f) additional unsecured Indebtedness in an aggregate principal amount not to exceed $7,500,000 (other than, for the avoidance of doubt, trade payables to the extent not expressly included in the definition of Indebtedness).”

Section 2.4. Amendments to Section 10.3 of the Loan Agreement. Section 10.3(a) of the Loan Agreement is hereby is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“(a)        Transfers. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any Property other than (i) in the ordinary course of business or (ii) the Mellanox Assets.”

Section 2.5. Amendments to Section 10.4 of the Loan Agreement. The first sentence of Section 10.4 of the Loan Agreement is hereby amended by adding the following subclause (d) to the end of such sentence:

“and (d) investments in joint ventures in an amount not to exceed $10,000,000 (including the fair market value of any non-cash transfer of Property to or investment in any such joint venture) in aggregate at any one time (determined without regard to any write-down or write-off of such investments)”

Section 2.6. Amendments to Section 10.20 of the Loan Agreement. Section 10.20 of the Loan Agreement is hereby is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“10.20 Subsidiaries.

Create or acquire any new Subsidiaries, except for joint ventures permitted under Section 10.4(d).”

Section 2.7. Amendments to Article 10 of the Loan Agreement. Article 10 of the Loan Agreement is hereby amended by adding the following Section 10.22 to the end of such article:

“10.22 Minimum Revenue.

The Borrowers shall not permit the Revenue Covenant Ratio to be less than 0.60 to 1 as of the last day of each Fiscal Quarter, beginning with the Fiscal Quarter ended on or about December 31, 2007.”

III. REPRESENTATIONS AND WARRANTIES.

To induce the Agent and the Lenders to enter into this Amendment No. 1, the Borrowers hereby jointly and severally represent and warrant to each Lender and the Agent that as of the date hereof and as of the Amendment Effective Date:

Section 3.1. The execution and delivery of this Amendment No. 1, and the performance of this Amendment No. 1 and the Loan Agreement as amended hereby, and the other Loan Documents to which any Borrower is a party have been duly authorized and constitute legal, valid and binding obligations of each Borrower party thereto enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.2. Schedule 3.2 hereto sets forth, as of the date hereof (and Schedule 3.2 as updated by the Borrowers on or before the Amendment Effective Date sets forth, as of the Amendment Effective Date), the number of issued and outstanding shares of each class and series of authorized Stock of Vitesse, as well as the number of shares of each class and series of authorized Stock of Vitesse issuable upon the conversion, exercise or exchange of all outstanding securities that are convertible into, or exercisable or exchangeable for, any shares of Stock of Vitesse, and except as set forth in Schedule 3.2 hereto, Vitesse has not authorized or issued any capital Stock and there are no outstanding rights, warrants, options, subscriptions, agreements, redemption, conversion or exchange rights, understandings or commitments giving anyone any right to require Vitesse to issue or sell any Stock of Vitesse.

Section 3.3. All corporate action on the part of Vitesse, its directors and stockholders necessary for the authorization, issuance, sale and delivery of the Warrants and the Warrant Shares (as defined in the Warrants) pursuant to the Warrants, has been duly and validly taken. When issued and delivered by Vitesse, the Warrants will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances, other than any liens or encumbrances created by the holders thereof, and other than any restrictions on transfer under applicable state and federal securities laws. When issued and delivered by Borrower pursuant to the Warrants, upon the exercise (and payment in full of the exercise price of the Warrants so exercised in accordance with the terms thereof) or exchange of the Warrants in accordance with their terms, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances, other than any liens or encumbrances created by the holders thereof, and other than any restrictions on transfer under applicable state and federal securities laws.

Section 3.4. Neither the execution or delivery by any of the Borrowers of this Amendment No. 1, nor performance by any of them of this Amendment No. 1 and the Loan Agreement, nor the issuance by Vitesse of the Warrants will (i) contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which any of them or their respective Subsidiaries may be subject, including without limitation, the Loan Documents, or (iii) violate any provision of their respective certificates of incorporation or bylaws (or equivalent organizational or charter documents) or the certificate of incorporation or bylaws (or equivalent organizational or charter documents) of any of their respective Subsidiaries.

Section 3.5. Except as set forth in Schedule 3.5 hereto, the representations and warranties contained in the Loan Agreement, as amended hereby, are true, correct and complete in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of (i) the date hereof as if made on the date hereof and (ii) the Amendment Effective Date as if made on the Amendment Effective Date, in each case except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects as of such earlier date. For purposes of this Section 3.5, representations and warranties contained in the Loan Agreement do not expressly relate to an earlier date to the extent the Loan Agreement provides that such representations and warranties are made on and as of the Closing Date and/or the Term Loan B Advance Date solely by virtue of the introductory paragraph of Section 5 of the Loan Agreement.

Section 3.6. Immediately prior to and after giving effect to the consummation of the transactions contemplated by the APA (as defined in the Consent Letter, the “APA”) and this Amendment No. 1 (including the issuance of the Warrants), no Default or Event of Default has occurred or is continuing.

Section 3.7. After giving effect to the consummation of the transactions contemplated by the APA and this Amendment No. 1, the Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to the Loan Documents, shall continue to be valid, enforceable and perfected.

Section 3.8. After giving effect to the transactions set forth in the APA and this Amendment No. 1 (including the payment of all fees, costs and expenses associated herewith), the Borrowers, on a consolidated basis, are Solvent.

IV. CONDITIONS PRECEDENT.

Section 4.1. Conditions Precedent to Amendment. The provisions of this Amendment No. 1 other than those of Article II shall be effective as the date hereof upon the Agent’s receipt by hand, courier, mail, email or facsimile transmission of duly executed counterparts to this Amendment No. 1 which, when taken together, bear the authorized signatures of the Borrowers.

Section 4.2. Conditions Precedent to Amendment Effective Date. The provisions of Article II of this Amendment No. 1 shall not become effective unless and until all of the following conditions precedent shall have been satisfied or waived on or before the Amendment Effective Date:

(a)          The Borrowers shall have reimbursed the Agent for any outstanding costs, fees and expenses reimbursable pursuant to the Loan Documents (including, without limitation, legal fees and expenses relating to this Amendment No. 1).

(b)          The representations and warranties of the Borrowers contained in Article III hereof shall be true and correct in all material respects at and as of the Amendment Effective Date as if made at and as of such dates except for representations and warranties made as of a specific date which shall be true and correct in all material respects as of such specific date.

(c)          All corporate and other proceedings taken or to be taken in connection with this Amendment No. 1 and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Agent.

(d)          The Agent shall have received such opinions of counsel to Vitesse as to the Warrants and the Warrant Shares as may have been requested by the Agent, in form and substance reasonably satisfactory to the Agent.

(e)          The Lenders shall have received the Payout Amount under and as defined in the Consent Letter.

(f)           The Sale Closing Date shall have occurred on or before November 20, 2007.

For the avoidance of doubt, the provisions of Article II shall not be effective if all of the Obligations (including without limitation, accrued and unpaid cash and PIK interest and the Make-Whole Amount with respect to all of the Loans) have been prepaid in full by 1:00 pm Los Angeles time on the Amendment Effective Date.

V. NO PREJUDICE OR WAIVER; REAFFIRMATION; ACKNOWLEDGMENT.

Section 5.1. No Prejudice or Waiver. The terms of this Amendment No. 1 shall not operate as a waiver by the Agent or the Lenders of, or otherwise prejudice the Agent’s or the Lenders’ rights, remedies or powers under the Loan Documents or under any applicable law. Except as expressly provided herein:

(a)          no terms or provisions of any Loan Document, except insofar as this Amendment No. 1 expressly amends the Loan Agreement, are waived, modified or changed by this Amendment No. 1; and

(b)          the terms and provisions of the Loan Documents shall continue in full force and effect.

Section 5.2. Acknowledgements and Reaffirmations.

(a)          The Borrowers hereby acknowledge and reaffirm all of their obligations and duties under the Loan Documents as to all of the Loans.

(b)          The Borrowers hereby acknowledge and reaffirm that the Agent and the Lenders have and shall continue to have valid, secured Liens in the Collateral, as set forth in the Loan Documents, as to all of the Loans.

VI. MISCELLANEOUS.

Section 6.1. Governing Law. This Amendment No. 1 shall be construed in accordance with and governed by the law of the State of New York, without regard to any conflicts of law provisions that would require the application of the law of any other jurisdiction.

Section 6.2. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Vitesse and the Agent.

Section 6.3. Headings Descriptive. The headings of the several sections and subsections of this Amendment No. 1 are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment No. 1.

Section 6.4. Waivers and Consents. Neither this Amendment No. 1 nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed in accordance with the waiver provisions set forth in the Loan Agreement.

Section 6.5. Survival. All warranties, representations, certifications and covenants made by or on behalf of Borrowers herein or in any of the other Loan Documents or in any certificate or other instrument delivered pursuant hereto or pursuant to any other Loan Document shall be considered to have been relied upon by the Agent and the Lenders and shall survive the execution hereof and of the other Loan Documents, regardless of any investigation made by or on behalf of the Agent or the Lenders. All statements in any such certificate or other instrument shall constitute representations and warranties of the Borrowers hereunder.

Section 6.6. Loan Documents. This Amendment No. 1, the Warrants and all other documents executed in favor of the Agent and/or the Lenders in connection herewith shall be deemed to be Loan Documents for all purposes under the Loan Agreement. Each of the Borrowers hereby acknowledges and agrees that any breach of Article I hereof shall constitute an Event of Default under the Loan Agreement.

Section 6.7. Termination. This Amendment No. 1 will terminate and be of no further force and effect upon the termination of the Consent Letter.

Section 6.7. Press Releases. The Agent will be given the opportunity to review in advance any press release to be made in connection with the transactions contemplated hereby, and Vitesse agrees to consider any comments made by the Agent on any such press release in good faith.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

“Borrowers”
VITESSE SEMICONDUCTOR CORPORATION, a Delaware corporation By: /s/CHRISTOPHER R. GARDNER Name: Christopher R. Gardner Title: CEO
VITESSE INTERNATIONAL, INC., a Barbados corporation By: /s/CHRISTOPHER R. GARDNER Name: Christopher R. Gardner Title: CEO
VITESSE MANUFACTURING & DEVELOPMENT CORPORATION, a Delaware corporation By: /s/CHRISTOPHER R. GARDNER Name: Christopher R. Gardner Title: CEO
VITESSE SEMICONDUCTOR SALES CORPORATION, a Delaware corporation By: /s/CHRISTOPHER R. GARDNER Name: Christopher R. Gardner Title: CEO

“Lenders”

SPECIAL VALUE EXPANSION FUND, LLC, a Delaware limited liability company

By: Tennenbaum Capital Partners, LLC

Its:  Investment Manager

By:       /s/ HOWARD LEVKOWITZ

Name: Howard Levkowitz

Title:   Managing Partner

SPECIAL VALUE OPPORTUNITIES FUND, LLC, a Delaware limited liability company

By: Tennenbaum Capital Partners, LLC

Its:  Investment Manager

By:       /s/ HOWARD LEVKOWITZ

Name: Howard Levkowitz

Title:   Managing Partner

“Agent”
OBSIDIAN, LLC, a Delaware limited liability company By: /s/ HOWARD LEVKOWITZ Name: Howard Levkowitz Title: Managing Partner

Annex A

Warrant Allocations

Lender	Initial Number of Warrant Shares
Special Value Expansion Fund, LLC	1,589,107
Special Value Opportunities Fund, LLC	3,766,184

Exhibit A

Form of Warrant

(Attached)

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER THE ACT OR SUCH STATE LAW.

[EXHIBIT A]

VITESSE SEMICONDUCTOR CORPORATION

______________________________

[FORM OF] COMMON STOCK PURCHASE WARRANT

VOID AFTER 5:00 P.M. PACIFIC TIME ON __________ __, 2014

Certificate No. _____________

Dated __________ ___, 2007

1. Grant. Vitesse Semiconductor Corporation, a Delaware corporation (the “Company”) hereby grants to [ ], a [ ], or its assigns or transferees (collectively, the “Holder”), at the exercise price set forth in Section 3 below, the right to purchase __________________ (_________) shares of the Common Stock, subject to adjustment from time to time as provided in Section 5 hereof (the “Warrant Shares”). Irrespective of any adjustments in the Exercise Price (as defined below) or the number or kind of shares purchasable upon the exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

2. Exercise Period. The right to exercise this Warrant, in whole or in part, begins on the date of this Warrant and expires on __________ __, 2014 (the “Expiration Date”).1

3. Exercise Price. The exercise price of this Warrant is $1.45 per share, subject to adjustment from time to time as provided in Section 5 hereof (the “Exercise Price”).

4. Exercise of Warrant.

(a)           This Warrant may be exercised, at any time and from time to time but not later than the Expiration Date, by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by the completion of the subscription form attached hereto and by the surrender of this Warrant at

_________________________

1 The seventh anniversary of the date of the Warrant.

the Company’s offices at 741 Calle Plano, Camarillo, California 93012 (or at such other location in the United States as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and by payment to the Company of the Exercise Price, in cash or by certified or official bank check, for each share being purchased. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the total number of whole shares of Common Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time, not exceeding five business days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or otherwise been fully exercised, a new Warrant representing the number of shares (except a remaining fractional share) with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time. With respect to any such exercise, the Holder shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and payment of the Exercise Price was made (the “Exercise Date”) irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and, except as provided in Sections 5 and 6, no payment or adjustment shall be made upon any exercise on account of any cash dividends or distributions on the Common Stock, the record date of which is prior to the date the Holder is deemed to become the holder of record of the Warrant Shares pursuant to the previous sentence. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 4, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the Holder an amount in cash equal to the Current Market Price of such fractional interest on the Exercise Date.

(b) In lieu of cash as described in Section 4(a), the Holder shall have the right to exercise this Warrant or any portion thereof (the “Net Issuance Right”) by the surrender of this Warrant to the Company as provided in Section 4(a) with a completed subscription form attached hereto marked to reflect net issuance exercise with respect to a particular number of shares subject to this Warrant noted on the subscription form attached hereto (the “Net Issuance Warrant Shares”), whereupon (i) the Company and the Holder shall enter into an Exchange Agreement and Plan of Reorganization in substantially the form attached hereto (an “Exchange Agreement”) to effect such net issuance and (ii) the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (X) the value of this Warrant (or the specified portion hereof exercised) on the Net Issuance Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Price of the Net Issuance Warrant Shares immediately prior to the exercise of the Net Issuance Right from (B) the aggregate Current Market Price of the Net Issuance Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof exercised) on the Exercise Date as provided herein by (Y) the Current Market Price of one share of Common Stock on the Exercise Date.

(c) In lieu of the payment methods set forth in Sections 4(a) and (b) above, when permitted by law and applicable regulations (including rules of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) and the National Association of Securities Dealers (the “NASD”)), the Holder may pay the Exercise Price through a “same day sale” commitment from the Holder (and if applicable a broker-dealer that is a member of the NASD (an “NASD Dealer”)), whereby the Holder irrevocably elects to exercise this Warrant (or the specified portion hereof exercised) and to sell a portion of the Warrant Shares so purchased to pay the Exercise Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Warrant Shares to forward the Exercise Price directly to the Company. Upon receipt of such commitment, if requested by the NASD Dealer, the Company shall deliver an acknowledgement to the

NASD Dealer that the Company will deliver the Warrant Shares to such NASD Dealer on or prior to the settlement date. Upon receipt of the Warrant Shares from the Company, the NASD Dealer shall deliver to the Company cash sale proceeds sufficient to cover the Exercise Price.

5. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time as provided in this Section 5. For purposes of this Section 5, “Common Stock” means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

(a) Adjustment for Change in Capital Stock. If the Company:

(1)	pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(2)	subdivides its outstanding shares of Common Stock into a greater number of shares;

(3)	combines its outstanding shares of Common Stock into a smaller number of shares;

(4)	makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(5)

issues (by reclassification of its Common Stock) any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity);

then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If, after an adjustment, a Holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of capital stock of the Company, the Board, in good faith, shall reasonably determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Adjustment for Rights Issue. If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current Exercise Price per share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, the Exercise Price shall be adjusted in accordance with the formula:

where:

E'	=	the adjusted Exercise Price.
E	=	the Exercise Price in effect immediately prior to such adjustment.
O	=	the number of shares of Common Stock outstanding on the record date.
N	=	the number of additional shares of Common Stock underlying the rights, options or warrants issued.
P	=	the offering price per share of the additional shares underlying the rights, options or warrants issued.

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if “N” in the above formula had been the number of shares actually issued.

(c) Adjustment for Other Distributions. If the Company (i) distributes to all holders of its Common Stock any of its assets or debt or other securities (other than Common Stock) or any rights, options or warrants to purchase assets, debt or other securities (other than Common Stock) of the Company, or (ii) pays to holders of its Common Stock any dividend, including cash dividends other than ordinary cash dividends not in excess of 50% of earnings and profits of the Company during the then-current year, but excluding dividends giving rise to an adjustment pursuant to Section 5(a) hereof, the Exercise Price shall be adjusted in accordance with the formula:

where:

E'	=	the adjusted Exercise Price.
E	=	the Exercise Price in effect immediately prior to such adjustment.
F	=

the fair market value on the record date mentioned below of the cash, assets, debt or other securities, rights, options or warrants distributable to shareholders per share of outstanding Common Stock. The Board shall determine such fair market value reasonably and in good faith.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution. In the event that “F” exceeds one-half of “E” for any transaction or series of related transactions, then no adjustment in “E” shall be made pursuant to the formula contained in this clause (c) and, instead, the Company shall provide that the Holder shall be entitled upon exercise of this Warrant, without duplication, to its proportionate share of the assets, debt or other securities or such rights, options or warrants as it would have been entitled to had the Holder exercised this Warrant at the latest time necessary to be entitled, as a shareholder, to such distribution directly; provided, however, in the case of such rights, options or warrants, such calculation shall be made as if such rights, options or warrants had been exercised (and such fair market value of assets, debt or other securities shall be reduced by the exercise price of such rights, options or warrants). If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if the rights, options or warrants not exercised had never been issued.

This subsection (c) does not apply to rights, options or warrants referred to in subsection (b) of this Section 5.

(d) Adjustment for Common Stock Issue. If the Company issues shares of Common Stock, other than Excluded Stock, for a consideration per share less than the current Exercise Price on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

where:

E'	=	the adjusted Exercise Price.
E	=	the Exercise Price in effect immediately prior to such adjustment.
O	=	the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.
P	=	the aggregate consideration received for the issuance of such additional shares of Common Stock.
A	=	the number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

(e) Adjustment for Common Stock Redemptions and Repurchases. If the Company repurchases or redeems any of its Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (except forfeitures and/or repurchases by the Company of any shares of Common Stock or options pursuant to any employment agreements with executives of the Company or pursuant to any existing stock option, incentive, purchase, restricted stock or similar stock agreement or stock benefit plan or program of the Company, any option or restricted stock granted pursuant to any such stock plan or program or any agreement evidencing any such option or restricted stock) for a consideration per share greater than the Current Market Price on the date the Company fixes the redemption or repurchase price of such shares, the Exercise Price shall be adjusted in accordance with the formula:

where:

E'	=	the adjusted Exercise Price.
E	=	the Exercise Price in effect immediately prior to such adjustment.
O	=	the number of shares of Common Stock outstanding immediately prior to the redemption or repurchase of such shares of Common Stock.
P	=	the aggregate consideration paid in connection with the redemption or repurchase of such shares of Common Stock.
A	=	the number of shares of Common Stock outstanding immediately after the redemption or repurchase of such shares of Common Stock.

The adjustment shall be made successively whenever any such redemption or repurchase is made, and shall become effective immediately after such issuance. No adjustment of the Exercise Price shall be made pursuant to this Section 5(e) as a result of any exercise by the holders of the Company’s 1.50% Convertible Subordinated Debentures due 2024 (the “Convertible Debentures”) of their Repurchase Right exercisable on the 2009 Repurchase Date to the extent the price payable by the Company in respect of such repurchase is not greater than 113.76% of the principal amount of the Convertible Debentures so repurchased. As used herein, “Repurchase Right” and “2009 Repurchase Date” shall have the respective meanings given thereto in that certain Indenture, dated as of September 22, 2004, between the Company and U.S. Bank National Association, as Trustee, as amended by that certain First Supplemental Indenture dated as of November 3, 2006 (as so amended, the “Indenture”) as in effect on the date hereof.

(f) Adjustment for Convertible Securities Issue. If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 5 and other than Excluded Stock) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities of less than the current Exercise Price on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

where:

E'	=	the adjusted Exercise Price.
E	=	the Exercise Price in effect immediately prior to such adjustment.
O	=	the number of shares of Common Stock outstanding immediately prior to the issuance of such securities.
P	=	the aggregate consideration received for the issuance of such securities.

D	=	the maximum number of shares of Common Stock deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. For purposes of this Section 5(f), the modification or amendment (including through anti-dilution adjustment) of any class of securities outstanding as of the date hereof (including, without limitation, securities described in clause (c) of the definition of Excluded Stock) or hereafter issued that is convertible into or exchangeable for Common Stock, which modification or amendment has the effect of reducing the conversion or exchange price or ratio of such class in effect as of the date hereof shall be deemed to be the issuance of a new security.

If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

(g) Consideration Received. For purposes of any computation respecting consideration received pursuant to subsections (d), (e) or (f) of this Section 5, the following shall apply:

(1)

in the case of the issuance, redemption or repurchase of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue, redemption or repurchase or otherwise in connection therewith;

(2)

in the case of the issuance, redemption or repurchase of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution; and

(3)

(i)            in the case of the issuance of securities convertible into or exchangeable or exercisable for assets or debt or other securities, including Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection); and

(ii)   in the case of the redemption or repurchase of securities convertible into or exchangeable or exercisable for Common Stock, the aggregate consideration paid therefor shall be deemed to be (A) the consideration paid by the Company for the redemption or repurchase of such securities plus (B) the additional minimum consideration, if any, to be received by the Company (upon the conversion, exchange or exercise thereof if such securities were not so redeemed or repurchased (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

(h)           When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(i)            When No Adjustment Required. No adjustment shall be made for rights to purchase Excluded Stock or Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent this Warrant becomes exercisable for cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

(j)            Notice of Adjustment. Whenever the Exercise Price is adjusted, the Company shall promptly provide notice thereof in the manner set forth in Sections 7(c) and 15 hereof.

(k)           Voluntary Reduction. The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Exercise Price is reduced, the Company shall mail to the Holder a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d), (e) and (f) of this Section 5.

(l)            Limitation on Adjustment of Exercise Price. Under no circumstances may the Exercise Price be adjusted to an amount less than the per share par value of the Common Stock.

(m) Notice of Certain Transactions. If:

(1)	the Company takes any action that would require an adjustment to the Exercise Price pursuant to subsections (a), (b), (c), (d),(e) or (f) of this Section 5;

(2)	the Company takes any action that would require an agreement pursuant to subsection (n) of this Section 5; or

(3)	there is a liquidation or dissolution of the Company,

then the Company shall mail to the Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of any of the foregoing. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

(n)           Reorganization of Company. In case of any consolidation of the Company with or merger of the Company into another entity, the Company or such successor entity shall execute and deliver to the Holder an agreement, which shall be binding on the Holder, that the Holder shall have the right thereafter, and until the Expiration Date, upon payment of the applicable Exercise Price in effect immediately prior to such action (after giving effect to any applicable adjustments under subsections (a) through (f) of this Section 5) to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) that the Holder would have owned or have been entitled to receive after the happening of such consolidation or merger had such Warrant been exercised immediately prior to such action. The Company shall at its sole expense mail by first class mail, postage prepaid, to the Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be substantially identical to the adjustments provided for in this Section 5. In addition, the Company shall not merge or consolidate with or into, any other entity unless the successor entity (if not the Company), shall expressly assume, by agreement, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company. The provisions of this subsection (n) shall similarly apply to successive consolidations or mergers. Any statutory exchange or transfer, sale, exchange, lease or other disposition of all or substantially all of the assets of the Company for a consideration consisting primarily of equity securities shall be deemed a consolidation or merger for the foregoing purposes.

If this subsection (n) applies, subsections (a), (b), (c), (d), (e) and (f) of this Section 5 do not apply.

(o)           Company Determination Final. Any determination that the Company or the Board must make pursuant to subsection (a), (c), (d), (e), (f), (g), (h) or (j) of this Section 5 is conclusive if made reasonably and in good faith.

(p)           Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to Section 5, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

where:

N'	=	the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.
N	=	the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price immediately prior to adjustment.
E'	=	the adjusted Exercise Price.
E	=	the Exercise Price immediately prior to adjustment.

(q)           No Increase in Exercise Price. In no event shall any such adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to this Section 5, except for readjustments of the Exercise Price as contemplated by Sections 5(b), (c) and (f), and then in no event to an amount larger than the Exercise Price as finally adjusted pursuant to such Sections.

6.            Participation in Dividends, Distributions, Repurchases or Redemptions. If the Company declares any dividend or makes any distribution on its Common Stock in each case, that is not in shares of Common Stock, or repurchases or redeems any of its Common Stock (except forfeitures and/or repurchases by the Company, of any shares of Common Stock or options pursuant to any employment agreements with executives of the Company or pursuant to any existing stock option, incentive, purchase, restricted stock or similar stock agreement or stock benefit plan or program of the Company, any option or restricted stock granted pursuant to any such stock plan or program or any agreement evidencing any such option or restricted stock), the Company will provide the Holder with written notice of such event within twenty (20) days prior to such event, and offer to include the Holder in such dividend, distribution, repurchase or redemption, but only to the extent the Holder exercises this Warrant within ten (10) days following written notice of such event (or any record date with respect thereto). To the extent this Warrant is not so exercised, the Exercise Price shall be subject to adjustment subject to Section 5 hereof with respect to each such dividend, distribution, redemption or repurchase.

7. Prior Notice as to Certain Events.

(a)           Dividends, Distributions, Subscription Rights. If the Company (i) offers any subscription rights pro rata to the holders of its Common Stock generally to purchase any additional shares of stock of any class or any other rights, or (ii) authorizes the issuance of shares of Common Stock or Common Stock Equivalents, then at least fifteen (15) days prior to the record date for such action, the Company will send written notice of such action (in reasonable detail) and the dates on which (A) the Company will close its books or take a record for such action, (B) such action will occur, and (C) the holders of Common Stock of record will participate in such action.

(b)           Reorganizations, etc. If the Company (i) enters into any reorganization, reclassification of its capital stock or equity securities, or (ii) is the subject of a voluntary or involuntary dissolution, liquidation or winding up of the Company, then at least fifteen (15) days prior to the record date for such action or transaction, the Company will send written notice of the dates on which (A) the Company will close its books or take a record for such action, (B) such action will occur, and (C) if applicable, the holders of capital stock of record may exchange their capital stock for securities or other property deliverable with respect to such action.

(c)           Certificate as to Adjustments. In each case of any adjustment or readjustment in the number of shares, securities or other property issuable upon exercise of this Warrant, the Company at its expense will promptly provide written notice to the Holder stating the number of shares of Common Stock, other securities or other property then issuable upon exercise of this Warrant and the applicable Exercise Price after such adjustment, showing how such amounts were calculated.

8.            Reservation of Common Stock. The Company will reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities or assets of the Company as will be sufficient to permit the exercise in full of this Warrant. Upon issuance, each of the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive or similar rights, liens, security interests, charges and other encumbrances and/or restrictions on sale or otherwise, except as imposed by any applicable securities laws and Section 10 below.

9.            No Voting Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company not granted herein. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

10.          Sale of Warrant or Warrant Shares. Neither the sale of this Warrant nor the issuance of any of the Warrant Shares upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or under the securities laws of any state. The issuance of the Warrant Shares upon exercise of this Warrant shall be subject to compliance with all applicable Federal and state securities laws. Neither this

Warrant nor any of the Warrant Shares (when issued) may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of except: (i) as permitted by any effective registration statement under the Securities Act and such registration or qualification as may be required under the securities laws of any state in question, or (ii) as permitted by an exemption from such registration and/or qualification requirements under the Securities Act and the securities laws of any state or if any such registration and/or qualification is not required. The Company shall cause each certificate evidencing any such Warrant Shares to bear the following legend:

The SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REASONABLY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

11.          Private Placement. By accepting this Warrant, the Holder represents and warrants to, and agrees with, the Company as follows:

(a)           The Holder understands that the offer and sale of this Warrant and the Warrant Shares are intended to be exempt from registration and the Securities Act pursuant to Section 4(2) of the Securities Act or, in the case of Warrant Shares paid for pursuant to Section 4(b) hereof, Section 3(a)(9) of the Securities Act, if applicable. This Warrant and the Warrant Shares to be received by the Holder pursuant to this Warrant are being or will be acquired for the account of the Holder and with no intention of distributing or reselling this Warrant or such Warrant Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state.

(b)           The Holder is an “accredited investor” as such term is defined in Section 501(a) of Regulation D promulgated under the Securities Act.

(c)           The Holder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in this Warrant and the Warrant Shares and the Holder is capable of bearing the economic risks of such investment, including a complete loss of its investment in this Warrant and the Warrant Shares.

(d)           The Holder has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Warrant and the Warrant Shares and other related matters. The Holder further represents and warrants that the Company has made available to the Holder or its agents all documents and information relating to an investment in this Warrant and the Warrant Shares requested by or on behalf of the Holder.

(e)           The Company has not advised the Holder with respect to tax, accounting or regulatory implications of an investment in this Warrant or the Warrant Shares. The Holder has made an independent investment decision to purchase this Warrant and the Warrant Shares after conducting such investigation as it has deemed appropriate, which has included a review of the terms of this Warrant and the Warrant Shares, of the risks relating to an investment in this Warrant and the Warrant Shares, and of the tax, accounting and any regulatory implications relating to an investment in this Warrant and the

Warrant Shares.

12.          Replacement of Warrant. If the Holder provides evidence that this Warrant or any certificate or certificates representing the Warrant Shares have been lost, stolen, destroyed or mutilated, the Company (at the request and expense of the Holder) will issue a replacement warrant or certificates, as the case may be, upon reasonably satisfactory indemnification by the Holder (if required by the Company).

13.          Governing Law. The laws of the State of Delaware (other than its conflict of law rules) govern this Warrant.

14. Information Covenants.

(a)           Cooperation. The Company shall cooperate with each Holder and each holder of Warrant Shares in supplying such information as may be reasonably necessary for such Person to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption under the Securities Act and any applicable state securities law for the sale or purchase of this Warrant or any Warrant Shares.

(b)           Delivery of Periodic Reports. So long as the Common Stock of the Company is subject to the periodic reporting requirements of Section 13 or Section 15(d) of the Exchange Act, then the Company shall provide the Holder of this Warrant with copies of all annual reports, proxy statements or other communications provided (and as soon as practicable after provided) by the Company to the holders of the Company’s Common Stock.

15.          Notice. All notices and other communications given to or made under this Warrant shall be in writing and shall be given to the Company at its offices and to the Holder at its address shown on the books of the Company, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 15, and shall be given only by, and shall be deemed to have been received upon: (i) registered or certified mail, return receipt requested, on the date on which such notice is received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier for next Business Day delivery, or (iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

16.          Amendment. The terms and provisions of this Warrant may be amended, modified or waived at any time only with the prior written consent of the Company and the Holder.

17. Definitions. The following terms used in this Warrant shall have the following meanings:

“Board” means the board of directors of the Company.

“Common Stock” means the common stock, par value $.01 per share, of the Company.

“Common Stock Equivalent” means any security of the Company that is directly or indirectly convertible, exercisable, or exchangeable into or for Common Stock or any other Common Stock Equivalent at any time.

“Current Market Price” shall mean as of any specified trading day, (i) the closing price on such day on the principal stock exchange, including The Nasdaq Global Market and The Nasdaq Capital Market, on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if such Common Stock is not then listed or admitted to trading on any stock exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by the OTC Bulletin Board, Pink Sheets LLC or similar publisher of such quotations, (iv) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in New York City, New York, customarily published on each business day, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in questions) for which prices have been so reported, and (v) if there are no bid and asked prices reported during the 30 days prior to the date in question, the Current Market Price of the security shall be determined in good faith by the Board and set forth in a written notice to the Holder.

“Excluded Stock” means (a) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock, in each case which is subject to Section 5(a), (b) the issuance of shares of Common Stock (including upon exercise of options, warrants or other securities) to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other agreement approved by the Board which do not, in the aggregate, exceed 10 million shares, (c) the issuance of shares of Common Stock upon exercise and/or conversion of options, warrants or convertible securities outstanding on the date hereof and (d) the issuance of shares of Common Stock upon exercise of this Warrant.

18.          Dispute Resolution. In the event of any dispute or disagreement between the Company and the Holder as to the interpretation of any provision of this Warrant, the parties shall promptly meet in a good faith effort to resolve the dispute. Should such good faith effort fail to resolve the dispute, the Company and the Holder shall be free to pursue and exercise any and all legal rights and remedies available to them.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its Chief Executive Officer as of the date first written above.

VITESSE SEMICONDUCTOR CORPORATION, a Delaware corporation By: _______________________________________ Name: Title:

IRREVOCABLE SUBSCRIPTION

To:	_______________________

The undersigned hereby elects to exercise its right under the attached Warrant by purchasing ____ shares of the Common Stock of Vitesse Semiconductor Corporation, and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of:

______________________________

(Name)

______________________________

(Address)

______________________________

(Taxpayer Number)

and delivered to:

______________________________

(Name)

______________________________

(Address)

FORM OF PAYMENT OF EXERCISE PRICE:

(check one)

☐	Section 4(a). The undersigned tenders herewith the aggregate Exercise Price in full in the form of cash or a certified or official bank check in the amount of $________.
☐	Section 4(b). Net Issuance Exercise.
☐	Section 4(c).

Date:_______________

Signed:	________________________________________
(Name of Holder, Please Print)
________________________________________
(Address)
________________________________________
(Signature)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_______________________________
(Name)
_______________________________
(Address)

the attached Warrant, together with all right, title and interest therein to purchase _______ shares of the Common Stock, and does hereby irrevocably appoint ________________ as attorney-in-fact to transfer said Warrant on the books of _______________________, with full power of substitution in the premises.

Done this ______ day of ____________ 20____.

______________________________
(Signature)
______________________________
(Name and title)

______________________________
______________________________
(Address)

EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

This EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of ______________, 20__ by and among Vitesse Semiconductor Corporation, a Delaware corporation (“Issuer”), and [____________________], a [ ] (“Exchanger”).

RECITALS

A.           Exchanger owns warrants (the “Warrants”) entitling it to acquire common stock of the Issuer.

B.            Upon the terms and subject to the conditions hereof, Exchanger and Issuer wish to exchange the Warrants for _________ shares of common stock of Issuer (the “Issuer Common Stock”).

C.            The parties intend that for federal income tax purposes, the Exchange shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code.

D.           The parties hereto desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

EXCHANGE OF THE SECURITIES

Exchange of Securities.  Upon the terms and subject to the conditions of this Agreement, (i) Exchanger hereby conveys, assigns, transfers and delivers to Issuer, and Issuer hereby receives from Exchanger, the Warrants, and (ii) Issuer hereby conveys, assigns, transfers and delivers to Exchanger, and Exchanger hereby receives from Issuer, the Issuer Common Stock.

Further Assurances.  Upon the reasonable request of the other party hereto, a party hereto shall prepare, execute and deliver such other and further agreements, instruments, certificates, and other documents, and take, do and perform such other and further actions, as may be necessary or appropriate in order to effectuate completely the purposes and intent of this Agreement and to fully consummate the transactions contemplated hereby.

REPRESENTATIONS AND WARRANTIES OF EXCHANGER

Exchanger represents and warrants to Issuer as follows:

Ownership of Warrants.  Exchanger is the sole record and beneficial owner of the Warrants. The Warrants are not subject to any encumbrances and will not become subject to any encumbrances upon transfer to Issuer, and Exchanger has not granted any rights to purchase the Warrants to any other person or entity. Exchanger has the sole right to transfer the Warrants to Issuer.

Organization of Exchanger. Exchanger is duly formed, validly existing and in good standing under the laws of the state of its formation and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted.

Authority. Exchanger has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Exchanger. This Agreement has been duly executed and delivered by Exchanger and, assuming due execution and delivery by the other party hereto, constitutes a valid and binding obligation of Exchanger, enforceable against Exchanger in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

REPRESENTATIONS AND WARRANTIES OF ISSUER

As of the date hereof, Issuer represents and warrants to Exchanger as follows:

Organization of Issuer. Issuer is a corporation duly organized, validly existing and in good standing under the laws of its state of formation and has all necessary corporate power and authority to conduct its business in the manner in which its business is currently being conducted.

Authority; Non-Contravention. Issuer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer and, assuming due execution and delivery by the other party hereto, constitutes a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Issuer does not, and the performance of this Agreement by Issuer will not, (i) conflict with or violate the Articles of Incorporation and Bylaws of Issuer, or (ii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Issuer’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of Issuer or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which Issuer or any of its subsidiaries is a party or by which Issuer or any of its assets are bound or affected.

GENERAL PROVISIONS

Notices.  Every notice, consent and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed guaranteed received:

if to Issuer:

Vitesse Semiconductor Corporation

741 Calle Plano,

Camarillo, California 93012

if to Exchanger:

_____________________

_____________________

Facsimile No.: __________________

Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state in which the Warrants were issued, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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IN WITNESS WHEREOF, Exchanger and Issuer the have caused this Agreement to be signed, all as of the date first written above.

ISSUER:

Vitesse Semiconductor Corporation, a

Delaware corporation

By____________________________________

Name: ________________________________

Title: _________________________________

EXCHANGER:

[______________________], a

[______________________]

By____________________________________

Name: ________________________________

Title: _________________________________